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                                                                    EXHIBIT 3.17

                                                                         ENGLISH
FRANK M. SAMSON                                                           GERMAN
OFFICIAL SWORN TRANSLATOR                                                 FRENCH
Ayelas 451, Otie 95                                                   PROTUGUESE
& Fax 595-21 449-589                                                     ITALIAN
Asuncion - Paraguay                TRANSLATION                           SPANISH

                                                                  [NOTARY STAMP]

                                 "PARFINA S.A."

                  NOTARIZATION OF A STATEMENT OF EXTRAORDINARY
                           MEETING OF THE SHAREHOLDERS

No. 473.- In the City of Asuncion, Capital of the Republic of Paraguay, this 4th day of October, one thousand nine hundred ninety-five, before me, RAMON ZUBIZARRETA-ZAPUTOVICH, a Notary Public, holder of the Taxpayer Card No. ZUZR 511960F, personally appear: Dr. JORGE JOSE ALVAREZ, an Argentine citizen, married, holder of the D.N.I. No 5144.421, and Mr. CARLOS EDUARDO BENITEZ-BALMELLI, a Paraguayan citizen, married, holder of the Identity Card No 445,975, both with domicile, for the purposes hereof, at 640 25 de Mayo St. c/Antequera, Garantia Building, 7th fl., "A", in this city, of age, legally competent, personally known to me, which I do hereby certify.- Messrs. Dr. JORGE JOSE ALVAREZ and CARLOS BENITEZ-BALMELLI appear in the name and on behalf of the company doing business in this city with the name "PARFINA SOCIEDAD ANONIMA", holder of the Taxpayer Card No. PARA457210S, in their capacities of, respectively, President and Vice-President, with sufficient powers for this type of instrument, pursuant to Article 12 of the By-Laws. PARFINA S.A. was originally established under the name of PARFINA SOCIEDAD ANONIMA PARAGUAYA FINANCIERA, according to Notarial Statement No. 126, dated August 8, 1945, executed before the Notary Public Benito Fernandez.- This Company's By-Laws were approved, and its legal identity acknowledged, by the Decree No 9,961 of The Executive, in August 1945, being recorded with the Public Register of Commerce under No. 128, page 51 & following, on August 25, 1945.- After a number of amendments, by Notarial Deed No. 79, dated July 29, 1994, executed before the Notary Public Victor Hugo Santa Cruz Gonzalez, the term of the Company was extended, and the recordal was made with the Public Register of Commerce under No. 892, page 4749 & foll., Contracts Section, Series "D", on August 12, 1994.- Lastly, by Notarial Deed dated September 12, 1994, executed before the same Notary Public Victor Hugo Santa Cruz Gonzalez, the purpose of the Company was changed, and the recordal thereof was made with the General Bureau of Public Registries - Register of Legal Persons & Associations - pursuant to A.I. (Intermediate Decision) No. 1160 of October 14, 1994, with recordal under No. 23, page 315 & foll., Series C, on October 14, 1994, and with the Public Register of Commerce under No. 924, page

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[NOTARY STAMP]

7996 & foll., Contracts Section, Series "B", on October 19, 1994.- Duly certified photocopies of the By-Laws and their amendments remained attached to Notarial Deed No 584, executed before me, the undersigning Notary Public, on page 1953 & foll., of this Notarial Register in my charge.- And the Appearers, in the representation they are invoking, STATE: That they are requesting from me, the Notary Public, the transcription, notarization and recordal of the Minutes of the General Extraordinary Meeting of the Shareholders held on January 17 of the current year, at which it was resolved to repeal the current By-Laws, for not being in conformity with the new business activity and the legal requirements.- Consequently, the current By-Laws are repealed and the new By-Laws are adopted in accordance with the articles thereof, set forth below. Being lawful and in order such request. I am effecting said transcription as follows:-

[NOTARY STAMP]

MINUTES No. 62.- MINUTES OF THE EXTRAORDINARY MEETING OF THE SHAREHOLDERS DATED JANUARY 17, 1995.- In Asuncion, Capital of the Republic of Paraguay, this 17th day of January, 1995, at 1430 hours, there meet, at the registered offices of PARFINA S.A., Messrs. Alberto Gustavo Deyros, representative of the companies Bayham Investments S.A. and Draco Investments S.A., both shareholders of the Company, as shown by the powers of attorney produced, visaed by the proper authorities of the Ministry of Foreign Affairs, Mrs. Maria Liz Ortiz de Barreto, Mr. Gerard R. Benitez Gowan, on behalf of the Division of Registration and Supervision of Companies, Finance Ministry, and Mrs. Lic. Antolina de Casaccia, Legal Counselor of the Company.- Mrs, Casaccia states that compliance has been given to the provisions of the By-Laws, since the call was made in the newspaper "Informaciones" in due time and manner. Mr. Gustavo Deyros, being present 100% of the Company's capital stock, takes the chair and Lic. Casaccia the duties of Recording Secretary. Following items of the Agenda are put to debate: (1) Increase of Capital:- Mr. Alberto G. Deyros states that, in compliance with the Minutes of the Board No. 383 of October 15, 1994, he is submitting a request for increase of the Company's capital stock, to Gs 900,000,000 (Nine hundred million Guaranis). The motion is carried.- The 2nd item on the Agenda is now put to debate: Amendment of the By-Laws. Mr. Deyros states that the By-Laws, as being force to-date, are not adequate anymore for the new business activity and legal requirements. It is

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resolved, therefore, to repeal said By-Laws in all their articles, and the
Secretary reads aloud the new proposal, which we are transcribing in full, and is approved as written verbatim, to-wit:-

[NOTARY STAMP]

"PARFINA S.A." - BY-LAWS

TITLE I - Name, Purpose, Registered Offices and Term

Article 1. Under the name of "PARFINA S.A." there is hereby established a Stock Company with registered offices in the City of Asuncion, Capital of the Republic of Paraguay. The Company may establish branches, agencies and representative offices, both within the Republic of Paraguay and abroad, with or without a certain capital, according to the Board of Director's decision.

Article 2. The term of the Company shall be seventy-five years from August 22, 1945, date of approval by the Central Government of Paraguay.

Article 3. The purpose of the Company is to perform, for its own account or for the account of third parties, or associated to third parties, at any location in the Republic or in foreign countries, following business: (a) To effect, within and without the country, transportation services of scheduled and/or non-scheduled waterborne nature, i.e. by sea, river and/or lake, of persons and cargo, mail, and to perform maritime work and/or services in general; (b) To conduct the management and/or operation of vessels owned by the Company or third parties, as well as to hold the representation of other shipowners and/or proprietors; (c) To enter into freight agreements; (d) To enter into ship operation agreements with other natural and/or legal persons, for purposes of care and exploitation of carriage services; (e) To act as Ship Agents and to represent vessels owned by the Company and/or third parties; (f) To perform any kind of import and export operations of goods and services; (g) To give personal guaranties and liens for third-party liabilities; (h) To render personnel training services related to waterborne navigation; (i) To perform transportation, or transshipment, lightering or supplementation of cargo operations; (j) To conduct loading, discharge and stowing operations; (k) To conduct towing operations; (l) To act as steamship and/or freight brokers; (m) To build and/or repair vessels and/or naval artifacts; (n) To exploit public and

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[NOTARY STAMP]

private concession of any type; (h) To represent third parties in either of the manners in use in the maritime industry; (o) To intervene in any matters related to the establishment, exploitation, management and distribution of new lines which may arise in accordance with the policies adopted by the proper authorities; (p) The Company may, for the purposes mentioned hereinabove and generally, for any activity in connection with the Company's goals, become a shipowner, proprietor, deliver and take vessels as leasee or lessor, time charter, voyage charter, bareboat charter or under any other agreement concerning the use of vessels; (q) Purchase, sale, building, management and exploitation of urban and/or rural real estate, including all transactions provided for under any laws and regulations concerning horizontal property; (r) To perform any kind of mandates, representations, agencies, commissions, consignations, business brokerage and management of property, capital and companies in general; (s) To conduct any similar, subsidiary, supplementary or required transaction or activity in connection with its main purpose,- The Company has, for such goal, full legal capacity for acquiring rights, incurring liabilities and exercising all those acts that are not forbidden by the laws or by these By-Laws.

TITLE II - Capital Stock

Article 4. The Company's Capital Stock is hereby established in Gs, 900,000,000 (Nine hundred Million Guaranis), divided in ninety (90) shares of Gs 10,000,000 (Ten million Guaranis) each.

Article 5. The first series of Capital Stock is established in ten shares for an aggregate value of Gs 100,000,000 (Hundred Million Guaranis). Until the time the Capital Stock is completed by the increases that may be authorized by the Board of Directors - in accordance with Article 4 above or the resolutions adopted by the General Meeting of the Shareholders - shares may be issued in the numbers and at the times that shall be determined by the Board of Directors, which shall establish the amount of each series to be issued, type of issue, term and manner of payment. Any stock certificates shall represent one or more shares, as may be determined by the Board of Directors. Any shareholders shall have preferred rights for subscribing to shares to be issued, on a pro-rata basis with their holdings. Excepted from such preferred rights shall be the subscription to shares, the issue of

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which may he affected by a resolution of the General Meeting of the Shareholders or the Board of Directors to a special purpose, including those in relation with the full or part amount of the price of goods, services, acts, loans, borrowings, or any other obligations or liabilities. The preferred right of shareholders shall, for subscribing to new shares, be exercised within the term to be established, in each specific case, by the Board of Directors, which may not be less than fifteen days from the publication of the respective announcement. Once said term has expired, without any shareholder having exercised this option, such shareholder shall forfeit his/her right and the Board of Directors shall be free for allocating the shares on a direct basis.
The General Meeting of Shareholders or the Board of Directors may order the full or part capitalization of free reserves and reappraisals, issuing, for such purpose, released shares. The General Meeting of the Shareholders or the Board of Directors may order the full or part capitalization of services, acts, loans, borrowings or other obligations or liabilities, issuing, for such purpose, released shares, provided that the aggregate value of any shares to be issued be
- in the General Meeting of the Shareholders or the Board of Director's opinion
- equivalent to the value of the services, acts, loans, borrowings or other obligations and liabilities to be capitalized.-

[NOTARY STAMP]

Article 6. Any shares shall be registered, and the respective certificates shall be delivered to the subscribers once they have paid up in full the amount thereof. Meanwhile, they shall be given provisional registered certificates, endorsing thereon the payments effected: said certificates may only be conveyed after approval from the Board of Directors. Any shares are individual, and whenever more than one person are owners of any share, the Company shall not acknowledge such persons as owners, unless they elect, from among them, a single individual who will represent said owners in the exercise of their rights, and service of notice to the Company of such appointment. The subscription to, or ownership of, any shares, implies the acknowledgment and acceptance of these By -Laws.-

Article 7. Any stock certificates and provisional certificates shall be signed by the President and two Directors of the Company. The President's signature may be handwritten or in facsimile and,

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in this latter case, the signature shall be directly printed or affixed by a stamp. The signature of the two Directors shall be handwritten.

[NOTARY STAMP]

Article 6. The Company shall be managed by a Board of Directors composed by three regular members, as a minimum, and seven as a maximum, as shall be determined by the General Meeting of the Shareholders, and elected by this Meeting for a term of two years. All Directors may be reelected and shall hold their office until new ones have been elected. The members of the Board of Directors may hold in the Company any paid position or employment, without prejudice of the performance of their duties, or may perform special tasks for the Company, after authorization and resolution of the Board of Directors in each specific case. The Board of Directors shall, at its first meeting after each Annual Ordinary Meeting of the Shareholders, appoint from among its members a President, being also entitled to appoint a Vice-President and a Secretary. To become a member of the Board it shall not be required to be a shareholder.

[NOTARY STAMP]

Article 9. The Board of Directors shall meet by call from the President, at the location the President may establish in each case, or whenever it is requested by two or more Directors. There will be a quorum with the presence of more than half of the total number of members of the Board, and any resolutions shall be adopted by a majority of votes present thereat. A statement of any debates and resolutions shall be transcribed in minutes in a special books, with the signature of the President and a Director. Any resolution signed by the majority of the Directors in incumbency and duly transcribed in the Book of Minutes, shall be as valid and binding as though said resolution had been adopted at a meeting of the Board of Directors, especially called for such purpose.

Article 10. The powers of the Board of Directors, besides of those mentioned in these By-Laws, are: (a) To hold the legal representations of the Company through the President or his substitute; the signature of said substitute shall be countersigned by a further Director or by an attorney-in-fact; (b) To manage the Company's business with, ample powers; to acquire, alienate and manage real estate, concessions, manufacturing plants, certific-

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[NOTARY STAMP]

ates and securities, trademarks, domestic and foreign invention patents, exploitation rights, chattels or of any other nature whatsoever, either cash or at term, with or without guaranty; to collect and receive any amount owed to the Company; to effect payments, even the ordinary administrative ones; to make novations, remissions and rebates; to compromise, submit cases to arbitration, accept court jurisdiction, waive the right to appeal or acquired time bars; to borrow or give loans, to conduct any kind of transactions with banks; to draw, accept, endorse and guarantee bills of exchange, payment orders or promissory notes; to draw checks against deposits or to overdraw, to open checking accounts with or without funding; to apply for credits or mortgages from "Banco del Paraguay" or any other domestic or foreign, state-owned, mixed or private credit establishment, either existing or to be established hereafter, expressly accepting any charters or internal regulations governing said establishments; to give or take letters of credit, to lease, as lessee or lessor, real estate, personal property or self-moving property, for terms exceeding even six years; to deliver or receive goods for storage or consignation; to accept and establish chattel mortgages, mortgages and any other liens, and to accept or give real estate in mortgage or antichrese; to give bonds and guaranties; to grant general or special powers of attorney; to accept any kind of mandate and to hold representations of third parties in a capacity of attorney in fact or trustee; to form companies; to acquire an interest in companies of any kind and to negotiate therewith in any manner appropriate for the Company's interests; to appoint, suspend and dismiss employees; to establish any rules and regulations that may be required for the best conduction of the Company's business; and, generally, to agree upon, enter into, perform and effect, for the account of the Company or third parties, all acts and transactions of commercial, industrial and financial nature it may deem necessary or appropriate for the goals of the Company, even those for which a special power of attorney is required pursuant to Article 884 of the Civil
Code; (c) To call all Annual and Extraordinary General Meetings of the Shareholders, establishing the items of the Agenda thereof, to submit each, year
- within the four months after December 31, date of closing of the fiscal year - the Report of the Board, the balance sheet for the completed fiscal year, and the proposal to the Meeting

[NOTARY STAMP]

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of the distribution of profits; (d) To solve any cases not provided for in the
By-Laws, rendering account thereof at the first Meeting of the Shareholders held thereafter; (e) The Board of Directors may transfer the part of its activities it may deem appropriate to a Committee formed among its members, whose powers, duties and remuneration (to be entered in Overhead) shall be established in an Internal Regulation approved by the Board and subsequently notarized.-

[NOTARY STAMP]

Article 11. The Annual Ordinary General Meeting of the Shareholders shall appoint, each year, a Regular Controller and an Alternate Controller, who may be reelected, with the powers provided for under Article 1124 of the Civil Code. Their remuneration shall be established each year by the Meeting of the Shareholders.-

Article 12. The Board of Directors is empowered to issue, within or without the Republic of Paraguay, bonds, debentures or other credit instruments, either in bearer or registered form, in conformity with the laws in force, determining amount of the issue, currency, price, terms of payment, interest, amortization and other conditions it may deem appropriate. Any certificates shall be signed by the President and two Directors, in the same manner as established in Article 7 above with respect to shares. The call to, and powers of, meetings of holders of bonds and other securities shall be governed by the provisions of these By-Laws, applicable thereto, and those of the Civil Code concerning Meetings of the Shareholders. The quorum shall be established, proportionally to the principal of the bonds, debentures and other credit instruments outstanding. In the event of intervention of a trustee, the General Meeting of the Shareholders, the Board of Directors and the Controller shall keep performing the remaining duties of their legal competence.

[NOTARY STAMP]

Article 13. The Ordinary Meeting of the Shareholders shall be annual; it shall be called by the Board of Directors and, in failure thereof, by the Controller. Any Extraordinary Meetings of the Shareholders shall be called by the Board of Directors, or the Controller, whenever it is deemed appropriate or necessary, or whenever it is requested by Shareholders representing, at least, five percent of the capital stock. The request shall mention the items to be discussed. The Board of Directors or the

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Controller, as the case may be, shall call any Extraordinary Meetings of the
Shareholders whenever they deem it necessary, or when it is requested by shareholders representing, at least, five percent of the capital stock. This request shall mention the items to be discussed. The Board of Directors or the Controller shall call such Meeting, to be held within thirty days after receiving" the request therefor.-

[NOTARY STAMP]

Article 14. Any Meeting of the Shareholders shall be called by announcements published in a newspaper for five days, at least 10 days in advance and not more than 30, The call shall mention the type of Meeting, date, time and place, agenda and the special data required by the By-Laws for attendance of the shareholders. If any Meeting should not be held at first call, it may be held at second call, one hour after the time established for the first.

Article 15. It shall pertain to the Annual Meeting of the Shareholders to discuss and resolve following matters: (a) The Annual Report of the Board, the Balance Sheet, the Statement of Profit and Loss, the distribution of profits, the Controller's Opinion, and any other measure related to the business of the Company, falling under the competence of the Meeting, as provided for in the laws and in these By-Laws, or those submitted for decision by the Board or the Controllers; (b) The appointment of Directors and Controllers, and fixing of their fees; (c) The liability of Directors and Controllers and their removal; and (d) The issue of shares.- The Meeting of the Shareholders shall, for discussing items "a" and "b" above, be called within four months of closing of the fiscal year.-

Article 16. It shall pertain to the Extraordinary Meeting of the Shareholders to discuss any matters which are not the competence of the Annual Meeting, the amendment of By-Laws, and, in particular: (a) increase, lowering and repayment of capital; (b) redemption, reimbursement and amortization of shares; (c) merger, conversion and dissolution of the Company; appointment, removal and fees of the liquidators, discussion of the accounts and any other subjects related to the liquidators' performance; (d) issue of debentures and conversion into shares, and (e) issue of bonds. -

Article 17. To hold convened the Meeting of the Annual Meeting



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of the Shareholders at first call, the presence of shareholders representing a majority of the shares entitled to vote shall be required. The Meeting shall, at second call, be convened with the presence of whichever the capital represented thereat. All resolutions shall, in both cases, be adopted by the absolute majority of votes present at the Meeting.

Article 18. Extraordinary Meetings of the Shareholders shall meet, both at first and second call, and convene, with the presence of shareholders representing, at least, sixty percent of all shares entitled to vote.

[NOTARY STAMP]

Article 19. Where transformation, merger or early dissolution of the Company, transfer of the registered offices to a foreign country, essential change of purpose, or full or part repayment of the capital is involved, any resolutions shall, both at first and second call, be adopted by the affirmative vote of a majority of shares entitled to vote, without applying plurality of votes.

Article 20. Each share gives the right to one vote; the right of attending meetings may be exercised by any shareholder, personally or through a third party who is not a member of the Board of Directors, a Controller, a Manager, or any other employee of the Company, by means of a power of attorney or proxy issued in his/her favor, with the signature authenticated by, or registered with, the Company.

[NOTARY STAMP]

Article 21. All shareholders shall, for attending Meetings, deposit their shares or a bank custody certificate issued for such Purpose, with the Company, not less than three days prior to the date of the Meeting. Any deposit certificates shall specify the type of shares, their numbering and that of the certificates proper.

Article 22. The Chairman of the Board of Directors is the President of the Company and, as such, shall chair all Meetings. In failure thereof, or in the case of his absence, the Meetings shall be chaired by the Director appointed by the Meeting, and in case no Director is present, by an attending shareholder, elected by majority of votes.

Article 23. All Meetings of the Shareholders shall adopt their resolutions by a majority of votes present thereat, save in the

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cases provided for hereunder. All castings of votes shall be by ay or nay, and any resolutions shall be stated in a Book of Minutes to be signed by the President, the shareholders appointed by the Meeting, and the Secretary.-

Article 24. Any balance sheets shall be prepared upon closure of the fiscal year, as of December 31 of each year. The Board of Directors shall submit such balance sheets to the Annual Meeting of the Shareholders, together with a Report on the business transacted.

[NOTARY STAMP]

Article 25. Any net profits resulting from each annual balance sheet, after deduction of 5% (five percent) for the Legal Reserve Fund, until achieving this Fund 20% of the subscribed-to capital stock, shall be distributed in the manner resolved by the General Meeting of the Shareholders, which may also cause the establishment of any other back-up or reserve fund, whenever this is deemed appropriate, and may further, upon deciding the distribution of dividends, determine that this be in cash and/or in stock of the Company, and/or in stock of any other companies that may be in the Company's portfolio. Any dividends not collected after 3 years shall be forfeited in favor of the Company. The General Meeting of the Shareholders may determine the destination to be given to any reserve fund for amortization and/or reserves, provided this will not affect the Legal Reserve Fund. It may also resolve the distribution thereof among all subscribed-to shares, pro-rata of all payments effected. The Meeting of the Shareholders may further resolve the transfer of these funds to the Capital account. In full or in part, issuing, for such purpose, shares that will be delivered, on a pro-rata basis, to the shareholders.

[NOTARY STAMP]

Article 26. The liquidation of the Company, for any reason whatsoever, shall be made by the Board of Directors under the Controller's supervision, settling first all corporate liabilities, and the remainder shall be distributed among all subscribed-to shares, proportionally to the face value paid up, including any released shares. The liquidating Board of Directors shall be paid the fees determined by the Meeting of the Shareholders upon deciding the Liquidation.

Article 27. For all cases not provided for in these By-Laws the provisions of the Civil Code shall govern.

FRANK M. SAMSON                                                          ENGLISH
OFFICIAL SWORN TRANSLATOR                                                 GERMAN
AYELAS 451 OTIE 95                                                        FRENCH
&FAX 595-21 449-589                                                   PORTUGUESE
Asuncion-Paraguay                TRANSLATION                             ITALIAN
                                                                         SPANISH

                     SOCIETY OF NOTARIES PUBLIC OF PARAGUAY
                                Resolution 106/90
                            Supreme Court of Justice
                                 SECURITY SHEET
                                  NOTARIAL ACT

Series B-95                                                            N: 373902

[NOTARY STAMP]

TRULY CONSISTENT with the original Statement N: 473 page 1508 & foll. of the Book of the Civil Division, Sec. "B" of the Notarial Registry N: 37, located in the District of Asuncion, and prepared by the Notary Public Ramon. Zubizarreta
Z. in his/her capacity of Notary Public of said Notarial Registry. I am issuing this first certified copy for PARFINA S.A., this first day of November, 1996. -

                                               (SGD): RAMON ZUBIZARRETA Z.
                                                         NOTARY PUBLIC

(TRANSLATOR'S NOTE: THERE IS A STAMP ATTESTING TO RECORDAL WITH THE REGISTER OF LEGAL PERSONS & ASSOCIATIONS UNDER N: 776, AND A FURTHER STAMP SHOWING RECORDAL WITH THE PUBLIC REGISTER OF COMMERCE UNDER N: 15, DATED JAN. 9, 1996.)

[NOTARY STAMP]

I, the undersigned, DO HEREBY CERTIFY, that the foregoing is a true and accurate English translation of the document in Spanish, attached hereto.- IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal, in the City of Asuncion, Capital of Paraguay, this 1st day of August, A.D. 1999.-

                                                [NOTARY STAMP]

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Article 28. Mr. Carlos Benitez-Balmelli is hereby specially empowered to appear before the country's court and administrative authorities for requesting the approval and recordal of the present By-Laws with the proper public registries. He shall further be empowered to insert any changes recommended by said authorities.

Article 29. The first Board of Directors, the Regular and the Alternate Controller shall be elected by the shareholders in an Annual General Meeting of the Shareholders, at the first Meeting to be held after approval of the By-Laws, to be renewed, on a part basis, upon closing of the first fiscal year. For such purpose, at the first Meeting half of the members shall be appointed by drawing of lots. They shall hold office for only one year.

[NOTARY STAMP]

      Thereupon, the 3rd item of the Agenda is discussed, namely the appointment of two shareholders for approving and signing the Minutes of the Meeting. Upon suggestion of the Inspectors, Mr. Alberto G. Deyros is appointed for each representation where he affixes his signature. There being no further item to discuss, the Meeting is adjourned. There are illegible signatures. - The copy is true, which I do hereby certify.

      Thus, the transcription and notarization is made as requested, with the amendments of the By-Laws of PARFINA S.A., for all legal purposes.- I stated the duty of recordal.- In witness where- of, after reading and ratifying, the appearers execute and affix their signatures. I have personally received front them the statement of will, all of which, and the contents of this deed I do hereby certify.- JORGE JOSE ALVAREZ.- CARLOS BENITEZ BALMELLI.- Before me: RAMON ZUBIZARRETA Z.- There is my seal.

[NOTARY STAMP]

                                (Notarial seal)

LA SECRETARIA GENERAL DE LA CORTE SUPREMA
DE JUSTICIA, DA FE QUE LA FIRMA QUE ANTECEDE
OBRANTE EN PAPEL SIMPLE CON ESTAMPILLA
COMERCIAL N:__________________ Y TASA JUDICIAL
N:35955 ES AUTENTICA Y PERTENECE A
FRANK M.SAMSON                                  [NOTARY STAMP]
[***]
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    Asuncion,4 de [***] [***] [***]

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